FIRST AMENDMENT TO AGREEMENT to Exchange Stock

The Catapult Group, Inc., a Georgia corporation ("Catapult") with its principal place of business in Norcross, GA, the shareholders of Catapult, all of whom are signatories hereto (collectively, the "Catapult Shareholders"), and Envirometrics, Inc., a Delaware corporation ("EVRM") with its principal place of business in Charleston, SC. hereby agree to amend the Plan and Agreement to Exchange Stock (the "Agreement") executed by them as of February 16, 2000 in accordance with Section 12.8 thereof in the following respect:


Section 2.3 thereof is hereby amended to read as follows:

Section 2.3 The Closing.

The "Closing" shall mean the consummation of the exchange of EVRM Shares and the Catapult Shares, as set forth in Sections 2.1 and 2.2 above, as well as the consummation of any other transactions which are contemplated by this Agreement to occur at Closing. Closing shall take place no later May 31, 2000 or within Five (5) days following the date upon which all of the conditions precedent contained in Articles 8 and 9 of this Agreement have occurred, at 10:00 a.m., local time, at 3475 Lenox Rd. NE, Suite 995, Atlanta, GA 30326, or at such other time and place as the parties may agree in writing. The date the Closing actually occurs is the "Closing Date."

All of the other provisions of the Agreement shall remain the same.

IN WITNESS WHEREOF the parties have executed this Amendment as of the 29th day of March, 2000.


Attest:                           Envirometrics, Inc.

_________________________         By: ________________________________
Title:                            Walter H. Elliott III, Chief Executive Officer
[SEAL]

Attest:                           The Catapult Group, Inc.

_________________________         By: ________________________________
Title:                            Bryan M. Johns, Chief Executive Officer
[SEAL]
                                  The Catapult Shareholders:

                                  ___________________________________
__________________________________Bryan M. Johns
Witness
                                  ___________________________________
__________________________________Robert Y. Duke
Witness
                      Anguilla Equity Partners, Inc.
Attest:

                      By: ________________________________, Authorized Signatory
_________________________
Title:                Cambridge Capital Group, Inc..
[SEAL]
Attest:               By: ________________________________, Authorized Signatory

______________________Cambridge Investments, Ltd.
Title:
[SEAL]                By: ________________________________, Authorized Signatory
Attest:
                      Osprey Investments, Ltd..
_________________________
Title:                By: ________________________________, Authorized Signatory
[SEAL]
Attest:               Stonehedge Investments, LLC.

______________________By: ________________________________, Authorized Signatory
Title:
[SEAL]
Attest:

_________________________
Title:
[SEAL]